UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2011
RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO		63101
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 314-877-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.
Item 2.02. Results of Operations and Financial Condition.
In a press release dated July 14, 2011, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Ralcorp Holdings, Inc. (“Ralcorp”) announced preliminary results for its third quarter of fiscal 2011 and updated its 2011 guidance.
The information contained in Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In a separate press release dated July 14, 2011, a copy of which is attached hereto as Exhibit 99.2, Ralcorp announced the appointment of J. Patrick Mulcahy as Vice Chairman of Ralcorp’s Board of Directors. Mr. Mulcahy has been a member of the Board of Directors since 2007 and is also Chairman of the Board of Directors of Energizer Holdings, Inc. Ralcorp also announced that upon completion of the tax-free separation of Ralcorp and its Post Foods business, Ralcorp’s Chairman of the Board, Willaim P. Stiritz will be named Chairman of Post Foods and no longer serve on Ralcorp’s Board. At that time, Mr. Mulcahy will become Chairman of Ralcorp’s Board of Directors.
In addition, Ralcorp announced that Dave Skarie, Co-Chief Executive Officer, will retire from Ralcorp effective December 31, 2011. Upon Mr. Skarie’s retirement, Kevin Hunt, Co-Chief Executive Officer of Ralcorp, will assume the role of Chief Executive Officer of Ralcorp. Biographical and similar information regarding Mr. Hunt was previously reported in Ralcorp’s definitive proxy statement filed on November 29, 2010 under the caption “Corporate Governance-Director Biographies” and is incorporated herein by reference. Ron Wilkinson, Corporate Vice President and President, Ralcorp Cereal Products, will continue as Corporate Vice President and President of Ralston Foods and Bloomfield Bakers following the spin-off. In addition, Mr. Wilkinson will work with Mr. Skarie on the separation of Post Foods and he will lead the ongoing transitional relationship between the two companies. After the separation, Mr. Wilkinson will report to Mr. Hunt.
There are no adjustments to compensation related to the change in positions described above.
Item 7.01 Regulation FD
In the press release dated July 14, 2011 attached hereto as Exhibit 99.2, and the text of which is incorporated by reference herein, Ralcorp announced that its Board of Directors has agreed in principal to separate Ralcorp and Post Foods in a tax-free spin-off to Ralcorp shareholders. Ralcorp expects to complete the separation in approximately four to six months, following receipt of an Internal Revenue Service tax ruling and/or satisfactory legal opinion as to the tax-free nature of the transaction, final approval by the Ralcorp Board of Directors and other customary conditions.
The information contained in Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

99.1	Press Release dated July 14, 2011 Providing Preliminary Results for Third Quarter of Fiscal 2011 and Updated 2011 Guidance

99.2	Press Release dated July 14, 2011 Announcing Separation of Ralcorp and Post Foods in a Tax-Free Spin-Off; William P. Stiritz to be Named Chairman of Post Foods; appointment of J. Patrick Mulcahy as Vice Chairman of Ralcorp, to Become Chairman of Ralcorp after Separation of Ralcorp and Post Foods; and Retirement of David P. Skarie effective December 31, 2011 and Appointment of Kevin J. Hunt as Chief Executive Officer and President Upon the Completion of the Separation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: July 15, 2011	By	/s/ T. G. Granneman
T. G. Granneman
Corporate Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release dated July 14, 2011 Providing Preliminary Results for Third Quarter of Fiscal 2011 and Updated 2011 Guidance

99.2	Press Release dated July 14, 2011 Announcing Separation of Ralcorp and Post Foods in a Tax-Free Spin-Off; William P. Stiritz to be Named Chairman of Post Foods; appointment of J. Patrick Mulcahy as Vice Chairman of Ralcorp, to Become Chairman of Ralcorp after Separation of Ralcorp and Post Foods; and Retirement of David P. Skarie effective December 31, 2011 and Appointment of Kevin J. Hunt as Chief Executive Officer and President Upon the Completion of the Separation.

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